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                                                                      EXHIBIT 21

                            Trinity Industries, Inc.
                    Listing of Subsidiaries of the Registrant

The Registrant has no parent.

At March 31, 2001, the operating subsidiaries of the Registrant were:

                                                                                  Percentage of
                                                                Organized       voting securities
                                                                under the         owned by the
               Name of subsidiary                                laws of           Registrant
               ------------------                               ----------      -----------------
Apromat, S.A                                                      Romania             50%
Astra Vagoane Arad, S.A                                           Romania             96%
Concrete Supply.Net, Inc.                                         Texas              100%
International Industrial Indemnity Co.                            Vermont            100%
MCT Holdings, Inc.                                                Delaware           100%
McConway and Torley Corporation                                   Pennsylvania       100%
MEVA, S.A                                                         Romania             95%
Reunion General Agency, Inc.                                      Texas              100%
S.C. ICPV S.A. - Arad                                             Romania             89%
Standard Forged Products, Inc.                                    Delaware           100%
Syro, Inc                                                         Ohio               100%
Transit Mix Concrete - Baytown, Inc.                              Texas              100%
Transit Mix Concrete & Materials Company                          Delaware           100%
Transit Mix Concrete & Materials Company of Louisiana             Louisiana          100%
Triadas, LLC                                                      Delaware           100%
Trinity Argentina S.R.L                                           Argentina          100%
Trinity DIFCO, Inc                                                Delaware           100%
Trinity E-Ventures, Inc.                                          Delaware           100%
Trinity Equipment Co., Inc                                        Delaware           100%
Trinity Fitting & Flange Group, Inc.                              Delaware           100%
Trinity Industries Buffalo, Inc.                                  Delaware           100%
Trinity Industries de Mexico, S. de R.L. de C.V                   Mexico             100%
Trinity Industries GmbH                                           Switzerland        100%
Trinity Industries International Holdings AG                      Switzerland        100%
Trinity Industries Leasing Company                                Delaware           100%
Trinity Industries Rail do Brasil                                 Brazil             100%
Trinity Industries Real Properties, Inc.                          Delaware           100%
Trinity Industries Transportation, Inc.                           Texas              100%
Trinity Marine Products, Inc.                                     Delaware           100%
Trinity Materials, Inc.                                           Delaware           100%
Trinity Mobile Railcar Repair, Inc.                               Delaware           100%
Trinity Rail, Inc.                                                Delaware           100%
Trinity Rail Management, Inc.                                     Delaware           100%
Trinity Rail Services, Inc.                                       California         100%
Trin Manufacturing Systems, Inc.                                  Delaware           100%
Trinserv Alliance, Inc.                                           Delaware           100%
Waldorf Properties, Inc.                                          Delaware           100%
Wagonmarket, SPOL. S R.O                                          Slovakia           100%